Oppenheimer Main Street Income & Growth Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution        Amount From    Amount From Long
Reinvestment        Investment     or Short-Term      Reinvestment
(Ex)Date              Income       Capital Gains      Price

Class A Shares
  06/24/88             $0.0400     $0.0000                $10.100
  09/23/88              0.0400      0.0000                  9.970
  12/23/88              0.0450      0.1330                 10.030
  03/23/89              0.0500      0.0000                 10.690
  06/23/89              0.0500      0.0000                 11.860
  09/22/89              0.0500      0.0000                 12.410
  12/22/89              0.0500      0.1500                 12.080
  03/23/90              0.0400      0.0000                 12.270
  06/22/90              0.0500      0.0000                 12.330
  09/21/90              0.0500      0.0000                 11.410
  12/21/90              0.2600      0.0000                 11.120
  03/22/91              0.0500      0.0000                 12.860
  06/21/91              0.0500      0.0000                 13.480
  09/20/91              0.0500      0.0000                 15.860
  12/20/91              0.0700      2.5100                 14.220
  03/27/92              0.0500      0.0000                 16.540
  06/26/92              0.0500      0.0000                 15.020
  09/25/92              0.0500      0.0000                 15.790
  12/29/92              0.0420      2.2020                 17.410
  03/26/93              0.0500      0.0000                 19.000
  06/25/93              0.0500      0.0000                 19.480
  09/24/93              0.0800      0.0000                 22.250
  11/29/93              0.0960      1.9890                 20.670
  03/25/94              0.0800      0.0000                 22.680
  06/24/94              0.1000      0.0000                 20.170
  09/23/94              0.1000      0.0000                 21.330
  12/20/94              0.1612      0.0024                 20.550
  03/24/95              0.1000      0.0000                 22.580
  06/27/95              0.1000      0.0000                 23.880

Class B Shares
  12/20/94              0.1442      0.0024                 20.530
  03/24/95              0.0740      0.0000                 22.530
  06/27/95              0.0640      0.0000                 23.810


Class C Shares
  03/25/94              0.0640      0.0000                 22.610
  06/24/94              0.0720      0.0000                 20.100
  09/23/94              0.0670      0.0000                 21.250
  12/20/94              0.1212      0.0024                 20.480
  03/24/95              0.0660      0.0000                 22.490
  06/27/95              0.0570      0.0000                 23.780

Oppenheimer Main Street Income & Growth Fund
Page 2



1. Average Annual Total Returns for the Periods Ended 06/30/95:

   The formula for calculating average annual total return is as follows:

          1                          ERV n
   --------------- = n              (---) - 1 = average annual total return
   number of years                    P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment
                 made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                        Five Year

  $1,135.89 1                     $2,932.62 .2
 (---------) - 1 = 13.59%        (---------)   - 1 = 24.01%
   $1,000                          $1,000

  Inception

  $4,024.41 .1350
 (---------) - 1 = 20.68%
   $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

 Inception

  $1,081.49 1.3382
 (---------) - 1 = 11.05%
   $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year and 0.00% for the inception year:

  One Year                        Inception

  $1,186.25 1                     $1,179.04 .6327
 (---------) - 1 = 18.63%        (---------)   - 1 = 10.98%
   $1,000                          $1,000

Oppenheimer Main Street Income & Growth Fund
Page 3



1. Average Annual Total Returns for the Periods Ended 06/30/95
(continued):


Examples at NAV:

Class A Shares

  One Year                        Five Year

  $1,205.21 1                     $3,111.50 .2
 (---------) - 1 = 20.52%        (---------)   - 1 = 25.49%
   $1,000                           $1,000

  Inception

  $4,269.99 .1350
 (---------) - 1 = 21.65%
   $1,000


Class B Shares

  Inception

  $1,131.48 1.3382
 (---------) - 1 = 17.98%
   $1,000


Class C Shares

  One Year                        Inception

  $1,196.25 1                    $1,179.04 .6327
 (---------) - 1 = 19.63%       (---------)   - 1 = 10.98%
   $1,000                          $1,000

Oppenheimer Main Street Income & Growth Fund
Page 4



2.  Cumulative Total Returns for the Periods Ended 06/30/95:

    The formula for calculating cumulative total return is as follows:

       ERV - P
       ------- = Cumulative Total Return
          P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                             Five Year

    $1,135.89 - $1,000                   $2,932.62 - $1,000
    ------------------  = 13.59%         ------------------  = 193.26%
        $1,000                                $1,000

    Inception

    $4,024.41 - $1,000
    ------------------  = 302.44%
        $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

     Inception Year

    $1,081.49 - $1,000
    ------------------  =   8.15%
          $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

     One Year                            Inception Year

    $1,186.25 - $1,000                   $1,179.04 - $1,000
    ------------------  =  18.63%        ------------------  = 17.90%
          $1,000                                $1,000

Oppenheimer Main Street Income & Growth Fund
Page 4



2.  Cumulative Total Returns for the Periods Ended 06/30/95
(continued):

 Examples at NAV:

Class A Shares

    One Year                             Five Year

    $1,205.21 - $1,000                   $3,111.50 - $1,000
    ------------------  =  20.52%        ------------------  = 211.15%
          $1,000                                $1,000

    Inception

    $4,269.99 - $1,000
    ------------------  = 327.00%
          $1,000


Class B Shares

    Inception Year

    $1,131.48 - $1,000
    ------------------  =  13.15%
          $1,000


Class C Shares

    One Year                             Inception Year

    $1,196.25 - $1,000                   $1,179.04 - $1,000
    ------------------  =  19.63%        ------------------  = 17.90%
          $1,000                                $1,000